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                                 PROMISSORY NOTE


$1,730,000                                                         July 21, 2005


        FOR VALUE RECEIVED, All American Plazas, Inc., (the "Maker"), herby promises to pay Able Energy, Inc., or its assigns (the "Payee"), the principal sum of On Million Seven Hundred Thirty Thousand ($1,730,000), in lawful money of the United States. The outstanding principal on this Note shall bear interest at the rate of 3.5% per annum. All payments of principal and all accrued interest on this Note shall be payable sixty (60) days after the date hereof. However, Maker may extend the repayment of principal and all accrued interest for an additional thirty (30) days upon written request to Payee. All Sum due pursuant to this Note, shall be payable in one lump sum together with all accrued but unpaid interest. This Note can be prepaid in whole or in part at any time without the consent of the Payee.

        Upon the occurrence of any of the following events (each an "Event of Default" and collectively, the "Events of Default"), in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, at its option, Payee may declare all amounts owing under this Note, to be due and payable , whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at a rate equal to eighteen percent (18%) per annum until the indebtedness evidenced by this Note is paid in full, plus all costs and expenses of collection or enforcement hereof, including, but not limited to, attorney's fees and expenses:

        (a) failure by Maker to pay the principal or interest of the Note or any installment thereof when due, whether on the date fixed for payment or by acceleration or otherwise; or
        (b) if Maker or any other authorized person or entity shall take any action to effect a dissolution, liquidation or winding up of Maker; or
        (c) if Maker shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Maker admits in writing its inability to pay its debts as they mature, or Maker shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or

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        Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived.

        This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the party to be charged. The Maker hereby authorizes the Payee to complete this Note and any particulars relating thereto according to the terms of the indebtedness evidenced hereby.

        In addition, the Maker shall provide collateral to securitize this Note obligation in the event of an Event of Default, by providing the Payee with a lien upon the Maker's stock ownership of Able Energy, Inc., in the amount of One Million common shares of stock. It is acknowledged by the parties hereto that there is a first lien on said stock held by Mr. Timothy Harrington, in the approximate amount of $4.7 Million Dollars.

        This Note shall be governed by and construed in accordance with the laws of the State of New Jersey and shall be binding upon the successors, assigns, heirs, administrators and executors of the Maker and inure to the benefit of the Payee, his successors, endorsees, assigns, heirs, administrators and executors. The Maker hereby irrevocably consents to the jurisdiction of the State Courts for the State of New York and the United States District Courts situated in New York in connection with any action or proceeding arising out of or relating to this Note. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.


        ALL AMERICAN PLAZAS, INC.


        By:_____________________________
                Name:
                Title: